N   E   W   S        R   E   L   E   A   S   E

Contact:   Robert C. Weiner
                 Vice President, Investor Relations
                  904-332-3287

PSS WORLD MEDICAL COMMENTS ON INFLUENZA VACCINE
DELIVERY TIMING AND AVAILABILITY

Jacksonville, Florida (August 27, 2004) – PSS World Medical, Inc. (NASDAQ/NM:PSSI) today commented on the delivery timing and availability of the influenza virus vaccine, Fluvirin®, which is manufactured by Chiron Corporation.

        The Company anticipates that it will deliver and bill its sales of influenza virus vaccine in the third quarter of fiscal 2005.

        In a press release issued yesterday, Chiron Corporation announced that, in conducting final internal release procedures for its Fluvirin® influenza virus vaccine, the company’s quality systems have identified a small number of lots that do not meet product sterility specifications. While ongoing internal investigations into the root cause of the variance indicate no widespread issues with the manufacturing process, Chiron has delayed releasing any Fluvirin doses until it has completed additional release tests. Chiron currently expects that the additional tests will delay product release until early October.

        David A. Smith, President and Chief Executive Officer, commented, “The Chiron release moves our influenza virus vaccine delivery and sales from our second quarter to our third quarter. We remain committed to delivering on our goal of $0.51 — $0.55 earnings per share for fiscal year 2005.”

        PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

        All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations and discontinued operations for both the consolidated company and for each of its businesses in fiscal year 2005; the expected operational cash flow in fiscal year 2005; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; expected flu vaccine sales during fiscal year 2005; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care and assisted living customers, our expectations for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal year 2005, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

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